UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2008

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 3, 2008, Global Payments Inc., a Georgia corporation, announced executive changes. Effective November 1, 2008, David E. Mangum (41) was appointed as Executive Vice President and Chief Financial Officer of the Company. In this capacity, Mr. Mangum will serve as the Company’s Principal Financial Officer. Most recently, Mr. Mangum served as Executive Vice President and Chief Financial Officer of Fiserv, Inc. Prior to that, Mr. Mangum served as Executive Vice President and Chief Financial Officer of CheckFree Corporation which was acquired by Fiserv, Inc. in December 2007. Mr. Mangum served as Senior Vice President, Finance and Accounting of CheckFree Corporation from September 1999 to June 2000. Mr. Mangum worked as Vice President, Finance and Administration, Managed Systems Division for Sterling Commerce, Inc. from July 1998 to September 1999.

Joseph C. Hyde resigned his position as Executive Vice President and Chief Financial Officer of the Company. Mr. Hyde will be assuming the position of President – International and will oversee the Company’s business outside of North America, including those in Europe, Russia, and Asia. Carl J. Williams, President—International, will be transitioning from his current position throughout fiscal year 2009. In addition, James G. Kelly, Senior Executive Vice President and Chief Operating Officer was promoted to President and Chief Operating Officer.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated November 3, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Payments Inc.
(Registrant)

Date: November 5, 2008	By:	/s/ Daniel C. O’Keefe
Daniel C. O’Keefe
Chief Accounting Officer